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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Stratex Networks, Inc. on Form S-3 of our reports dated April 25, 2003, appearing in and incorporated by reference in the Annual Report on Form 10-K of Stratex Networks, Inc. for the year ended March 31, 2003 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

San Jose, California
October 20, 2003